                                                                                                              Exhibit 2.2(a)
PROMISSORY NOTE

$11,856,720	Atlanta, Georgia
May 27, 2011

FOR VALUE RECEIVED, GP GLOBAL USA, LLC, 430 GENTRY ROAD, LLC, 32007 64TH STREET, LLC AND 600 EAST SHERWOOD, LLC hereby unconditionally jointly and severally promise to pay to the order of MIDWEST-CBK, INC. (the “Lender”) at the offices of the Lender located at 1031 One East Weaver Street, Greenwich, CT 06831, ELEVEN MILLION EIGHT HUNDRED FIFTY SIX THOUSAND SEVEN HUNDRED TWENTY DOLLARS ($11,856,720), or such lesser amount as may be the then outstanding and unpaid balance of the Loan made by the Lender to the Borrowers pursuant to, and in accordance with the terms of, the Loan and Security Agreement dated May 27, 2011, by and between the Borrowers and the Lender as amended, restated, supplemented, replaced or otherwise modified from time to time (the “Loan Agreement”), the provisions of which are hereby incorporated herein by reference, in lawful money of the United States of America in federal or other immediately available funds.  Terms used herein and not defined herein have their respective defined meanings as set forth in the Loan Agreement.

The Borrowers also unconditionally promise to pay interest on the unpaid principal amount of this Promissory Note at the rates and at the times specified for the Loan as set forth in the Loan Agreement.

The Borrowers may prepay the Loan evidenced hereby in accordance with the provisions of the Loan Agreement.

Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment and all other notices are hereby waived by the Borrowers.

This Promissory Note is the Note under, is secured in accordance with the terms of, and is entitled to the benefits of, the Loan Agreement and the other Loan Documents which, among other things, contain provisions with respect to security for the indebtedness evidenced hereby and provisions with respect to the remedies available to the Lender upon an Event of Default, all upon the terms and conditions specified therein.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York and has been executed under seal.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Borrowers have executed this Promissory Note under seal, as of the date first above written.

GP GLOBAL USA, LLC

By: _____________________________________
Name:     Jud Wooddy
Title:	Executive Vice President and General Counsel

430 GENTRY ROAD, LLC

By:  _____________________________________
Name:      Jud Wooddy
Title:        Vice President

32007 64TH STREET, LLC

By: _____________________________________
Name:      Jud Wooddy
Title:        Vice President

600 EAST SHERWOOD, LLC

By:  _____________________________________
Name:      Jud Wooddy
Title:        Vice President

Signature Page to Promissory Note